UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 15, 2004


                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                          (State or other jurisdiction
                        of incorporation or organization)

          1-12935                                              20-0467835
  (Commission File Number)                                  (I.R.S. Employer
                                                            Identification No.)

    5100 Tennyson Parkway
        Suite 3000
       Plano, Texas                                              75024
(Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code:          (972)673-2000


                                       N/A
                 -----------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)) Section 1 - Registrant's Business and Operations

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

     This Form 8-K describes all of the current compensation arrangements for our executive officers and directors, most of which were in place upon effectiveness on August 23, 2004 of the new Form 8-K rules pertaining to material definitive agreements. This report updates those arrangements that were in force on that date with cash compensation increases and awards made since that date. The various compensation plans and the various forms of the different types of awards referenced below have all been filed as exhibits to Denbury's Form 10-K Report for the year ended December 31, 2004 (Exhibits 10(b) through 10(s)).

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     The Compensation Committee of the Board (the "Committee") is responsible for making recommendations to the Board regarding the general compensation policies of the Company, the compensation plans and specific compensation levels for officers and certain other managers. The Committee also administers our stock option and stock purchase plans for all employees. Since August 23, 2004, the Committee has approved various compensation policies of the Company including compensation arrangements with directors and executive officers, all of which are described below.

     DIRECTORS' COMPENSATION ARRANGEMENTS

     Since July 2004, directors have been paid an annual retainer fee of $35,000, plus $2,000 per board meeting attended and $1,000 per telephone conference attended. The Chairman of the Compensation Committee and the Chairman of the Board are also paid an additional fee of $5,000 per year. Since January 21, 2005, the Audit Committee has had two Co-Chairmen, and the Co-Chairmen of the Audit Committee are both paid an additional fee of $20,000 per year and the other Audit Committee members are paid an additional annual retainer of $5,000 for serving on the Audit Committee. The members of the Audit Committee may also receive an additional $5,000 per year fee for performing special services. The only such award to date has been to Mr. Heather who performs review work on our annual reserve report and began receiving this additional fee in the fourth quarter of 2002.

     Our Director Compensation Plan, adopted July 1, 2000, allows each non-employee director to make an annual election in the preceding year to receive his or her compensation either in cash or in shares of our common stock and to elect to defer receipt of such compensation, if they wish. We anticipate that the Director Plan will be modified in 2005 to no longer allow directors to defer receipt of such compensation due to the American Jobs Creation Act of 2004. The number of shares issued to a director who elects to receive shares of common stock under the Director Plan is calculated by dividing the director fees to be paid to such director by the average price of the Company's common stock for the ten trading days prior to the date the fees are payable. Generally director's fees are paid quarterly. As of February 28, 2005, a total of 28,070 of the 100,000 shares reserved for issuance under the Director Plan have been issued to directors who elected to receive their compensation in stock.

     As part of an overall compensation review during the summer of 2004, the Committee reviewed compensation to directors. The Committee concluded that the Company's directors were underpaid as compared to directors of the Company's peers, both as to cash compensation and as to equity awards. As such, the Board, on recommendation of the Committee, increased the directors' cash compensation as noted above and issued each of the four non-employee directors 10,000 shares of restricted stock on September 15, 2004 and 10,000 shares of restricted stock to each of the two new directors upon their becoming directors on December 8, 2004 and January 21, 2005. With respect to the 60,000 restricted shares issued to Denbury's six independent board members, the shares vest 20% per year over five years. For

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these  shares,  on each annual  vesting  date,  40% of such vested shares may be delivered to the director, with the remaining 60% retained and held in escrow until the director's separation from the Company. All restricted shares vest upon death, disability or a change in control.

     We also issued stock options to our non-employee directors for the first time since 1993, issuing to each non-employee director 3,000 stock options on January 3, 2005 that balloon vest four years from the date of grant.

     EXECUTIVE OFFICERS' BASE SALARIES

     The Chief Executive Officer's salary is determined in much the same manner as that of other employees, with an intent to set his base salary at or near the median of comparable companies based on salary surveys of the Company's peers. The 2004 salary adjustments, determined by the Committee on December 8, 2004, effective January 1, 2005, for the Chief Executive Officer and other officers were made primarily to recognize the overall wage inflation in the industry. These salary increases averaged 5.0% for the Company as a whole (as compared to 3.0% in the prior year), 4.1% for the Named Executive Officers as a group and 4.0% for the President and Chief Executive Officer. The Committee does not consider factors relating to the Company's performance in setting base salaries, but they do impact the magnitude of bonuses that are granted (see "Description of Cash Bonus Compensation Arrangements for Employees and Officers" below).

     DESCRIPTION OF CASH BONUS COMPENSATION ARRANGEMENTS FOR EMPLOYEES AND OFFICERS

     Since 1995, we have had a practice of paying cash bonuses to all of our employees each year except in 1998, when no bonuses were paid to employees. There is no formal bonus plan, nor any written formulas for determining bonus amounts. Because whether or not bonuses will be paid and in what amounts is determined by the Compensation Committee of our Board of Directors on a Company-wide basis, executive officers receive bonuses only if all employees receive bonuses.

     Our bonus practices currently classify employees into four levels for bonus compensation purposes, whereby at the first level, which includes all employees, bonuses generally range from zero to ten percent of base salaries, although in the past bonuses paid at this and all other levels have been as high as twelve and one-half percent of base salary in an exceptionally good year, awarded once for 2004. There is an additional compensation layer for all employees in the professional group (the second level), whereby these employees may receive an additional level of bonuses of up to ten percent of base salaries, for a total bonus ranging from zero to twenty percent. In addition, certain members of the professional group that are part of management or have been exceptional performers during a year (the third level) are eligible to receive an additional level of bonuses of up to ten percent of base salaries, for a total bonus ranging from zero to thirty percent. Lastly, our officers and other senior management (the fourth level) are eligible to receive an additional level of bonuses of up to ten percent of base salaries, for a total bonus ranging from zero to forty percent. All of our executive officers are eligible for bonuses at all four levels. All bonuses are paid at the same percentage for each level (i.e. if level one is 10%, levels two, three and four are also 10%).

     Since this practice began in 1995, we have paid cash bonuses ranging from 0% to 50% of base salary to our executive officers, depending on the Company's results for that year, as determined by the Compensation Committee. In addition to the aforementioned bonus practice, we have usually paid a Christmas bonus each year that is equivalent to one week of each employee's base salary. Bonuses represent the amounts earned based on our performance for the year indicated, even though they are actually paid in the subsequent year. Cash bonuses for our named executive officers for the year 2004 were awarded as follows: Gareth Roberts, President and Chief Executive Officer received $186,092; Ronald T. Evans, Senior Vice President - Reservoir Engineering received $132,923; Phil Rykhoek, Senior Vice President, Chief Financial Officer and Secretary received

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$132,923; Mark A. Worthey, Senior Vice President - Operations received $132,923;
and Mark C. Allen, Vice President and Chief Accounting Officer received $93,114.

     Bonus determinations are made by the directors on our Compensation Committee subjectively, not based on arithmetic methods or formulas, generally based on our overall corporate results and whether or not the Company has achieved predetermined Company-wide goals and objectives. Any measure that might be considered to determine whether or not an oil and gas company had a good year (or other measures of success or failure) is a possible consideration by the Compensation Committee. As relevant, these measures have historically included an evaluation of production levels, stock performance, achievement of acquisition or disposition goals, completion of significant transactions, completion of significant projects (such as software systems or significant construction projects), operating and administrative expense levels as compared to budget, capital expenditures as compared to budget, and the changes in our proved, probable and possible reserves for that period as compared to costs incurred. As the Compensation Committee's decisions are subjective evaluations made on an overall basis, it is not possible to determine how these measures are weighted or evaluated by the Compensation Committee.

     DESCRIPTION OF STOCK OPTION GRANT PRACTICES

     Our compensation program currently includes the issuance of stock options to all of our eligible employees and officers on their date of hire, with additional options granted each year as part of the annual review by the Compensation Committee. An employee's initial grant generally vests 25% per year over a period of four years, while the annual grants generally cliff vest 100% four years from the grant date. The goal of our stock option grant program to all employees is to provide a generally consistent level of option grants that vest each year.

     As part of their annual compensation evaluation, the Compensation Committee considers the computed value of stock options using the Black-Scholes pricing model, and also takes into consideration:

     o the total options outstanding relative to the total common stock outstanding;

     o the number of option grants made by comparable companies in the aggregate and for similar positions;

     o the perceived incentive value of the options currently held by the employees; and

     o    the overall compensation package by the Company for that year.

     Based on these factors, the Committee determines the appropriate number of stock options to set aside for issuance to new employees and the number to be granted to existing employees who are part of the Company's annual recurring grant program. Since the price of the Company's stock has generally increased over the last few years, the Black-Scholes pricing model suggests that the number of stock options granted to each employee should decrease correspondingly, assuming that other variables that are part of the Black-Scholes computation remain constant. The Committee, following a practice generally used since 1999, has reduced the number of annual option grants to each employee by approximately one-half of what the Black-Scholes formula would suggest is necessary to maintain a consistent level of stock option compensation for each employee, as they believe the other factors noted above should also be taken into consideration.

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     Once  overall  Company-wide  levels of cash  compensation  and stock option grants are determined, stock options are generally allocated among employees on the basis of their current year bonuses which are set at the same time. Our executive officers receive a level of stock options calculated using the same percentage of bonuses as the other employees in the management and professional
group,  using  the  same   classifications  of  employees  referenced  above  in
"Description of Cash Bonus Compensation Arrangements for Employees and Officers" as being in the third level, even though their bonuses are paid at the fourth level.

     These classifications of employees for cash bonuses and stock options are generally based upon the level of base compensation. All options are granted at the prevailing market price for our common stock on the date of grant and only have value if the market price of our common stock increases after the date of grant. All of the options granted under the option plan expire ten years from the date of grant and, to the extent allowed under the United States federal income tax laws, are granted as incentive stock options.

     Currently we plan to discontinue the use of stock options effective July 1, 2005 coincident with the effectiveness of new accounting rules for the expensing of stock options. Future grants to new employees and recurring grants to existing employees will be made with stock appreciation rights payable only in stock rather than stock options. The allocation methodology and practice is expected to remain the same. This change will not impact the employees' level of compensation or potential economic benefit, but will benefit all shareholders as it will significantly reduce the amount of dilution caused by the issuance of stock options.

     We issued stock options to the Named Executive Officers in January 3, 2005 that balloon vest four years from the date of grant as follows: Gareth Roberts, President and Chief Executive Officer received 20,055 stock options; the three senior vice presidents, Ronald T. Evans, Senior Vice President - Reservoir
Engineering, Phil Rykhoek, Senior Vice President, Chief Financial Officer and Secretary, and Mark A. Worthey, Senior Vice President - Operations each received 14,325 stock options; and Mark C. Allen, Vice President and Chief Accounting Officer received 10,035 stock options.

     RESTRICTED STOCK

     Following approval of the 2004 Omnibus Stock and Incentive Plan by shareholders in May 2004, the Committee evaluated the issuance of restricted stock to its then existing officers. The Committee concluded that this additional incentive for management was necessary (i) in light of our executives' compensation compared to their peers, (ii) to further emphasize long-term incentives that are consistent with those of our stockholders, and
(iii) to more closely match their compensation to overall Company performance. The Committee elected to grant shares of restricted stock that vested over a long-term period and further required that the officers retain a significant portion of any restricted stock grant as long as they are employed by the Company. In August 2004, the Board, on recommendation from the Committee, authorized the issuance of 235,000 shares of restricted stock to Mr. Roberts, President and CEO, 175,000 shares to each of the three Senior Vice Presidents, and 85,000 shares to each of the other four Vice Presidents, or a total of 1,100,000 shares. The Committee imposed the following vesting restrictions on those shares: i) 65% of the awards vest 20% per year over five years and, ii) 35% of the awards vest upon retirement (as defined in the plan). With respect to the 65% of the awards that vest over five years, on each annual vesting date, 66-2/3% of the vested shares may be delivered to the officer, with the remaining 33-1/3% retained and held in escrow until the officer's separation from the Company.

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     SEVERANCE PROTECTION PLAN

     In December 2000, the Board approved a severance protection plan for all of our employees. Under the terms of the severance plan, an employee is entitled to receive a severance payment if a change of control in the Company occurs and the employee is terminated within two years of the change of control. The severance plan will not apply to any employee who is terminated for cause or by an employee's own decision for other than good reason (e.g., change of job status or a required move of more than 25 miles). If entitled to severance payments under the terms of the severance plan, the Chief Executive Officer and our three senior vice presidents will receive three times their annual salary and bonus, all of our other officers will receive two and one-half times their annual salary and bonus, certain other members of management will receive two times their annual salary and bonus, and all other employees will receive from one-third to one and one-half times their annual salary and bonus depending on their salary level and length of service with us. All employees will also receive medical and dental benefits for one-half the number of months for which they receive severance benefits.

     The severance plan also provides that if our officers are subject to the "parachute payment" excise tax, then the Company will pay the employee under the severance plan an additional amount to "gross up" the payment so that the employee will receive the full amount due under the terms of the severance plan after payment of the excise tax.

     STOCK PURCHASE PLAN

     To encourage stock ownership in the Company by all of the employees, we have a stock purchase plan that is authorized to issue up to 1,750,000 shares of common stock, which allows all employees to contribute up to 10% of their base compensation with the Company matching 75% of such contributions. The combined funds are used at the end of each quarter to purchase common stock at the current market price. In addition, we pay the income tax on the matching portion for employees who are below a certain salary threshold, who are generally the employees that are not in the professional group. The stock purchase plan requires each employee to hold these shares for a minimum of one year before disposition. The Chief Executive Officer and four most highly compensated executive officers received approximately 9.7% of the total Company matching compensation during 2004 as follows: Gareth Roberts, President and Chief Executive Officer received $26,880; Ronald T. Evans, Senior Vice President - Reservoir Engineering, Phil Rykhoek, Senior Vice President, Chief Financial Officer and Secretary and Mark A. Worthey, Senior Vice President - Operations each received $19,200; and Mark C. Allen, Vice President and Chief Accounting Officer received $13,450. This plan currently terminates in August of 2005, but we have requested that stockholders extend this plan for five more years at the Annual Meeting of the Stockholders to be held May 11, 2005.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             DENBURY RESOURCES INC.


Date:    April 12, 2005                      /s/ Phil Rykhoek
                                             ----------------------------------
                                             Phil Rykhoek,
                                             Senior Vice President & Chief
                                             Financial Officer